UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  December 21, 2012 (December 19, 2012)

Commission file number 1-06155 SPRINGLEAF FINANCE CORPORATION
(Exact name of registrant as specified in its charter)
Indiana	35-0416090
(State of Incorporation)	(I.R.S. Employer Identification No.)
601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2012, Donald R. Breivogel, Jr., Robert A. Cole, Bradford Borchers and Susan Givens announced their resignations from the Board of Directors (the Board) of Springleaf Finance Corporation (the Company).  The Company had previously disclosed Messrs. Breivogel and Cole’s intent to resign.  The resignations were effective immediately.

Immediately after the resignations, the Board elected Roy Guthrie and Anahaita Kotval as directors of the Company.  Ms. Kotval also was elected as Chairman of the newly-created Compliance Committee of the Board.

The Board approved annual director fees of $75,000 for Mr. Guthrie and Ms. Kotval.  In addition, Ms. Kotval will receive an annual fee of $10,000 for service as Chairman of the Compliance Committee.

There is no arrangement or understanding between Mr. Guthrie or Ms. Kotval and any other person pursuant to which they were selected as directors of the Company.  There have been no transactions between Mr. Guthrie or Ms. Kotval and the Company which would be required to be reported pursuant to Item 404(a) of Regulation S-K.

After the election of new directors, the Board also decreased the number of directors on the Board from ten to seven, effective immediately.

Resignation and Appointment of Chief Financial and Chief Accounting Officers

At a December 19, 2012 Board meeting, the Board accepted Mr. Breivogel’s resignation as Chief Financial Officer of the Company, effective December 31, 2012.  The Company had previously disclosed Mr. Breivogel’s intent to retire as Chief Financial Officer.  At the same meeting, the Board elected Minchung (Macrina) Kgil, age 37, as Chief Financial Officer of the Company, effective January 1, 2013.  Ms. Kgil’s biographical information is described in the September 24, 2012, Form 8-K filing, which is incorporated herein by reference.  Ms. Kgil will receive an annual base salary of $350,000.  In addition, the Company has agreed that her total compensation for 2013 (including bonus amounts paid in 2014 for 2013 performance) will not be less than $500,000.  If she resigns without good reason or is terminated for cause, or if she dies, before the date on which the compensation is paid, the guaranteed bonus or other compensation will not be paid.

On December 19, 2012, the Board accepted Leonard J. Winiger’s resignation as Chief Accounting Officer of the Company, effective December 31, 2012.  The Company had previously disclosed Mr. Winiger’s intent to retire as Chief Accounting Officer.  On the same date, the Board elected William Kandel, age 55, as Chief Accounting Officer of the Company, effective January 1, 2013.  Mr. Kandel’s biographical information is described in the December 5, 2012, Form 8-K filing, incorporated herein by reference.

Mr. Kandel’s base salary is $205,000.  In addition, he participates in an annual discretionary bonus program pursuant to which the Company’s Chief Executive Officer (CEO) determines bonus amounts, the payment and amount of which are within the CEO’s discretion.

There is no arrangement or understanding between Ms. Kgil or Mr. Kandel and any other person pursuant to which they were selected as officers of the Company.  There are no family relationships between Ms. Kgil or Mr. Kandel and any executive officer or director of the Company.  There have been no transactions between Ms. Kgil or Mr. Kandel and the Company which would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Chief Executive Officer Compensation

On December 19, 2012, the Compensation Committee of the Board set the annual base salary for Jay Levine, as the President and Chief Executive Officer of the Company, at $400,000, effective retroactive to December 10, 2012 (the beginning of the current pay period).  The Compensation Committee also approved a lump sum payment of $476,923.08 to Mr. Levine (to be paid prior to December 31, 2012), as compensation for services provided by Mr. Levine from October 1, 2011 through December 9, 2012, calculated based on the annual base salary set by the Compensation Committee.

Amendment to Excess Retirement Income Plan

The Board, at its December 19, 2012 meeting, amended the Springleaf Financial Services Excess Retirement Income Plan (previously known as the American General Finance, Inc. Excess Retirement Income Plan) (the Excess Plan) to “freeze” the plan effective December 31, 2012.  Participants will not accrue additional benefits after that date.  The Board also delegated authority to the Chief Executive Officer of the Company to enter into agreements with participants in the Excess Plan who may be separating from service as of a date that such participant would not otherwise, under the terms of the Excess Plan, be eligible for a benefit by reason of not having satisfied certain age and/or service requirements set forth in the Excess Plan, so as to create in such participant a vested right in benefits that otherwise would have been forfeited.  We anticipate that Mr. Breivogel will be granted benefits under the Excess Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPRINGLEAF FINANCE CORPORATION
(Registrant)
Date:	December 21, 2012	By	/s/	Donald R. Breivogel, Jr.
Donald R. Breivogel, Jr.
Senior Vice President and Chief Financial Officer